Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces Second Quarter 2025 Results
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Newton, MA (July 28, 2025): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and six months ended June 30, 2025, which can be found at the Quarterly Results section of SEVN's website at https://sevnreit.com/investors/financial-information/default.aspx.
A conference call to discuss SEVN's second quarter 2025 results will be held on Tuesday, July 29, 2025 at 11:00 a.m. Eastern Time. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, August 5, 2025. To access the replay, dial (877) 344-7529. The replay pass code is 4886783. A live audio webcast of the conference call will also be available in listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission of SEVN's second quarter conference call in any way are strictly prohibited without the prior written consent of SEVN.
About Seven Hills Realty Trust
Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Contact:
Matt Murphy, Manager, Investor Relations
(617) 796-8253